INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statements No. 33-33013, No. 33-33063, No. 33-65157, No. 33-68860 and No. 333-49837 on
Forms S-8 and Registration Statement No. 33-45815 on Form S-3 of Network Equipment Technologies, Inc. of our reports dated April 18, 2000, appearing in this Annual Report on Form 10-K of Network Equipment Technologies, Inc. for the year ended March 31, 2000.


DELOITTE & TOUCHE LLP

San Jose, California
June 26, 2000


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